   As Filed With the Securities and Exchange Commission on September 19, 1997

                                                   Registration No. 333- _______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              COMPUTER MOTION, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                                        77-0458805
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)


                  130-B Cremona Drive, Goleta, California 93117
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               (Address of Principal Executive Offices) (Zip Code)


                            TANDEM STOCK OPTION PLAN

                            1997 STOCK INCENTIVE PLAN

                          EMPLOYEE STOCK PURCHASE PLAN
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                           (Full titles of the plans)

                               -------------------

                                    Gene Wang
                      Chief Executive Officer and President
                              Computer Motion, Inc.
                  130-B Cremona Drive, Goleta, California 93117
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                     (Name and address of agent for service)


                                 (805) 968-9600
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          (Telephone number, including area code, of agent for service)


                                    Copy to:
                             Lawrence B. Cohn, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (714) 725-4000

                         CALCULATION OF REGISTRATION FEE


=================================================================================================================
                                                   Proposed Maximum      Proposed Maximum
  Title of Securities        Amount To Be              Offering             Aggregate              Amount of
   To Be Registered         Registered(1)          Price Per Share        Offering Price        Registration Fee
-----------------------------------------------------------------------------------------------------------------
     Common Stock,
    $0.001 par value       2,516,247 shares              (2)              $21,397,444(2)             $6,485
=================================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's Tandem Stock Option Plan (the "Tandem Plan"), 1997 Stock Incentive Plan (the "1997 Plan") and the Employee Stock Purchase Plan (the "Purchase Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby which would be issued upon exercise of outstanding options granted under the Tandem Plan and the 1997 Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $5.43 per share. With respect to the remaining shares of Common Stock registered hereby which would be issued upon exercise of the remaining options which Registrant is authorized to issue under the Tandem Plan, the 1997 Plan and the Purchase Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on September 15, 1997, which was $14.31 per share.

                             Exhibit Index on Page 4

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Registration Statement on Form S-1, Registration No. 333-29505 (the "Registration Statement") and the final prospectus filed with respect thereto pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements of Registrant for its fiscal year ended December 31, 1996.

         (b) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed pursuant to section 13(a) and 15(d) of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

         (b) The Registrant's Certificate of Incorporation, as amended, provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Bylaws provide for a similar indemnity to directors and officers of the Registrant to the fullest extent authorized by the Delaware General Corporation Law.

         (c) The Registrant's Certificate of Incorporation, as amended, also gives the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:


         Number                     Description
         ------                     -----------
            5.1     Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
                    Corporation, Counsel to the Registrant.

           10.1     Computer Motion, Inc. Tandem Stock Option Plan (the "Tandem
                    Plan").*

           10.2     Forms of Stock Option Agreements pertaining to the Tandem
                    Plan.*

           10.3     Computer Motion, Inc. 1997 Stock Incentive Plan ("Stock
                    Incentive Plan").*

           10.4     Form of Stock Option Agreement pertaining to the Stock
                    Incentive Plan.*

           10.5     Computer Motion, Inc. Employee Stock Purchase Plan.*

           23.1     Consent of Stradling, Yocca, Carlson & Rauth, a
                    Professional Corporation (included in the Opinion filed as Exhibit 5.1).

           23.2     Consent of Arthur Andersen LLP.

           24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

--------------------
* Incorporated by reference to the same number exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-29505)

Item 9.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in they opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on the 27th day of August, 1997.

                                             COMPUTER MOTION, INC.


                                             By: /s/ GENE WANG
                                             ---------------------------
                                                 Gene Wang
                                                 Chief Executive Officer
                                                 and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Computer Motion, Inc., do hereby constitute and appoint Gene Wang and Stephen L. Wilson, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             Signature                                      Title                            Date
             ---------                                      -----                            ----

/s/ GENE WANG                                 Chief Executive Officer,                   August 27, 1997
----------------------------------------      President and Director
    Gene Wang                                 (Principal Executive Officer)

/s/ STEPHEN L. WILSON                         Executive Vice President, Chief            August 27, 1997
----------------------------------------      Financial Officer and Secretary
    Stephen L. Wilson                         (Principal Financial and Principal
                                              Accounting Officer)

/s/ ROBERT W. DUGGAN                          Chairman of the Board of Directors         August 27, 1997
----------------------------------------
    Robert W. Duggan

/s/ YULUN WANG, Ph.D.                         Executive Vice President, Chief            August 27, 1997
----------------------------------------      Technical Officer and Director
    Yulun Wang, Ph.D.

/s/ STEPHEN F. WIGGINS                        Director                                   August 27, 1997
----------------------------------------
    Stephen F. Wiggins

/s/ DANIEL R. DOIRON, Ph.D.                   Director                                   August 27, 1997
----------------------------------------
    Daniel R. Doiron, Ph.D.

/s/ W. PETER GEIS, M.D.                       Director                                   August 27, 1997
----------------------------------------
    W. Peter Geis, M.D.

/s/ WILLIAM WILLIAMS                          Director                                   August 27, 1997
----------------------------------------
    William Williams


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